Exhibit 21.1

Subsidiaries of                                      Jurisdiction of
Phillip Brothers Chemicals, Inc.                     Organization
--------------------------------                     ---------------

C.P. Chemicals, Inc.                                 New Jersey

Ferro Metal and Chemical Corporation Limited         U.K.

Koffolk, Inc.                                        Delaware

Koffolk, Ltd.                                        Israel

Mineral Resource Technologies, L.L.C.                Delaware

MRT Management Corp.                                 Delaware

Odda Holdings AS                                     Norway

Prince Agriproducts, Inc.                            Delaware

Phibrochem, Inc.                                     New Jersey

Phibro Chemicals, Inc.                               New York

The Prince Manufacturing Company                     Pennsylvania

The Prince Manufacturing Company                     Illinois

Western Magnesium Corp.                              California